Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

April 1, 2024

APA Corporation

2000 Post Oak Boulevard, Suite 100

Houston, TX 77056

Re: Form S-3

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to APA Corporation, a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale, from time to time, by certain stockholders of the Company of up to 501,708 shares of common stock of the Company (the “Common Stock”, and such shares, the “Warrant Shares”). The Warrant Shares will be issued upon exercise of the Series A warrants (the “Warrants”) that were received by the holders thereof (as of the date hereof) upon the consummation of the merger pursuant to that certain Agreement and Plan of Merger, dated as of January 3, 2024, by and among the Company, Astro Comet Merger Sub Corp., and Callon Petroleum Company (“Callon”), in exchange for their Series A warrants of Callon.

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)	the Registration Statement (and the prospectus therein);

(b)	the certificate of incorporation of the Company, filed as Exhibit 4.1 to the Registration Statement;

(c)	the certificate of amendment to the certificate of incorporation of the Company, filed as Exhibit 4.2 to the Registration Statement;

(d)	the bylaws of the Company, filed as Exhibit 4.3 to the Registration Statement;

(e)	minutes and records of the corporate proceedings of the Company with respect to the issuance of the Warrants;

(f)

the Amended and Restated Warrant Agreement, dated as of April 1, 2024, by and among the Company, Equiniti Trust Company, LLC and Callon Petroleum Company (solely for purposes of certain provisions specified therein), filed as Exhibit 4.5 to the Registration Statement (the “Warrant Agreement”).

This opinion is provided pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issuance of the Warrant Shares.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In this opinion, we have relied, with your consent, upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of certified copies submitted to us with the original documents to which such certified copies relate and the legal capacity of all individuals executing any of the foregoing documents.

The opinions stated herein presume that: (i) the Registration Statement will be effective and will comply with applicable laws at the time the Warrant Shares are offered or issued as contemplated by the Registration Statement; (ii) if applicable, a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Warrant Shares offered thereby and will comply with all applicable laws; (iii) all Warrant Shares will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and, if applicable, the appropriate Prospectus Supplement; (iv) the Warrants have been duly executed and delivered by the Company and constitute valid and legally binding obligations of the Company, and (v) at the time of the issuance of any Warrant Shares, (a) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of formation, (b) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware (the “DGCL”), (c) the Company will have the necessary organizational power and authority to issue the Warrant Shares, (d) upon the issue of any of the Warrant Shares, the total number of shares of Common Stock then issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its certificate of incorporation and by the board of directors of the Company in connection with the offering contemplated by the Registration Statement, and (e) the Company will have made available for issuance such number of Warrant Shares.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when the Warrant Shares have been issued by the Company in accordance with the applicable Warrants and the Warrant Agreement, the Warrant Shares will be validly issued, fully paid and non-assessable.

We have not considered, and we express no opinion as to any law other than the DGCL.

We hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the attorneys who passed upon the legality of the securities being registered pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz